UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2010

NATIONAL COAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8915 George Williams Road

Knoxville, Tennessee 37923

(Address of Principal Executive Offices/Zip Code)

(865) 690-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2010, we received notification from the Nasdaq Staff (the “Staff”) that we had not regained compliance with the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market under Marketplace Rule 5450(a)(1), and that unless we requested an appeal of the Staff’s determination, trading in our common stock would be suspended at the open of business on July 19, 2010, and a Form 25-NSE would be filed with the Securities and Exchange Commission removing our securities from listing and registration on The Nasdaq Stock Market.

On July 13, 2010, we requested a hearing based on written submissions to appeal the Staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”), pursuant to the procedures set forth in the 5800 series of the Marketplace Rules. The hearing request will stay the suspension of trading in our common stock and the filing of the Form 25-NSE pending the Panel’s decision.

In our appeal to the Panel, we will request an additional period of time to regain compliance with the minimum bid price rule. There is no assurance that the Panel will accept our appeal.

On July 14, 2010, we issued a press release announcing our receipt of the Staff’s notification. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated July 14, 2010, published by National Coal Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: July 14, 2010	By:	/S/ LES WAGNER
Les Wagner
Acting Chief Financing Officer

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